POTOMAC BANCSHARES, INC.
                           Charles Town, West Virginia

                ------------------------------------------------
                NOTICE OF REGULAR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 28, 1998
                ------------------------------------------------

To the Shareholders:

         The Regular Annual Meeting of Shareholders of Potomac Bancshares, Inc. ("Potomac"), will be held at Bavarian Inn and Lodge, Shepherdstown, West Virginia, at 10:30 a.m. on April 28, 1998, for the purposes of considering and voting upon proposals:

         1. To elect a class of Directors for a term of three years.

         2. To ratify the selection by the Board of Directors of Yount, Hyde & Barbour, P.C., as independent Certified Public Accountants for the year 1998.

         3. Any other business which may properly be brought before the meeting or any adjournment thereof.

         Only those shareholders of record at the close of business on March 20, 1998, shall be entitled to notice of the meeting and to vote at the meeting.

                                       By Order of the Board of Directors
                                       Charles W. LeMaster, President

PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU HAVE THE OPTION TO WITHDRAW YOUR PROXY.

March 27, 1998

                            POTOMAC BANCSHARES, INC.
                           111 EAST WASHINGTON STREET
                                  P.O. BOX 906
                           CHARLES TOWN, WEST VIRGINIA
                                 (304) 725-8431

                                 PROXY STATEMENT
                 ANNUAL MEETING OF SHAREHOLDERS - APRIL 28, 1998

         This statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of Potomac Bancshares, Inc. ("Potomac") to be held on April 28, 1998, at the time and for the purposes set forth in the accompanying Notice of Regular Annual Meeting of Shareholders.

SOLICITATION OF PROXIES

         The solicitation of proxies is made by management at the direction of the Board of Directors of Potomac. These proxies enable shareholders to vote on all matters which are scheduled to come before the meeting. If the enclosed proxy is signed and returned, it will be voted as directed; or if not directed, the proxy will be voted "FOR" all of the various proposals to be submitted to the vote of shareholders described in the enclosed Notice of Regular Annual Meeting and this Proxy Statement. A shareholder executing the proxy may revoke it at any time before it is voted: (i) by notifying Potomac in person, (ii) by giving written notice to Potomac of the revocation of the proxy, (iii) by submitting to Potomac a subsequently-dated proxy, or (iv) by attending the meeting and withdrawing the proxy before it is voted at the meeting.

         The expenses of the solicitation of proxies will be paid by Potomac. In addition to this solicitation by mail, officers and regular employees of Potomac and Bank of Charles Town may, to a limited extent, solicit proxies personally or by telephone or telegraph, although no person will be engaged specifically for that purpose.

ELIGIBILITY OF STOCK FOR VOTING PURPOSES

         Pursuant to the Bylaws of Potomac, the Board of Directors has fixed March 20, 1998, as the record date for the purpose of determining the shareholders entitled to notice of, and to vote at, the meeting or any adjournment thereof, and only shareholders of record at the close of business on that date are entitled to such notice and to vote at such meeting or any adjournment thereof.

         As of the record date for the Annual Meeting, 600,000 shares of the capital stock of Potomac were issued and outstanding and entitled to vote. The principal holders of Potomac Common Stock are discussed under the section of this Proxy Statement entitled, "Principal Holders of Voting Securities". As of the record date, Potomac had a total of approximately 860 shareholders.

                               PURPOSES OF MEETING

         1.  ELECTION OF DIRECTORS

GENERAL

         The Bylaws of Potomac currently provide for a classified Board of Directors. There are three classes with each being elected for a three year term. There are presently twelve Directors on the Board, four of whom are nominees for election at the 1998 Annual Meeting. Of the four nominees, three are non-employee Directors.

         The Bylaws of Potomac provide that in the election of Directors of Potomac each shareholder will have the right to vote the number of shares owned by that shareholder for as many persons as there are Directors to be elected, or to cumulate such shares and give one candidate as many votes as the number of Directors multiplied by the number of shares owned shall equal, or to distribute them on the same principle among as many candidates as the shareholder sees fit. For all other purposes, each share is entitled to one vote. If any shares are voted cumulatively for the election of Directors, the Proxies, unless otherwise directed, shall have full discretion and authority to cumulate their votes and vote for less than all such nominees.

         The Bylaws of Potomac provide that nominations for election to the Board of Directors, other than those made by or on behalf of the existing management of Potomac, must be made by a shareholder in writing delivered or mailed to the President not less than 14 days nor more than 50 days prior to the meeting called for the election of Directors; provided, however, that if less than 21 days' notice of the meeting is given to shareholders, the nominations must be mailed or delivered to the President not later than the close of business on the 7th day following the day on which the notice of meeting was mailed. The notice of nomination must contain the following information, to the extent known: (a) name and address of proposed nominee(s); (b) principal occupation of nominee(s); (c) total shares to be voted for each nominee; (d) name and address of notifying shareholder; and (e) number of shares owned by notifying shareholder. Nominations not made in accordance with these requirements may be disregarded by the Chairman of the meeting and in such case the votes cast for each such nominee will likewise be disregarded.

         The table set forth on pages 4 and 5 of this Proxy Statement contains background information on each director nominee.

COMMITTEES OF THE BOARD

         The Board of Directors of Potomac, as such, has no standing committees, and the functions of Board committees have been carried out by the Board of Directors as a whole or through committees of the Board of Directors of the Bank. While there is no such requirement, the Board of Directors of the Bank and Potomac are, and have at all times been, identical.

         The Bank has a standing Asset/Liability Management Committee, Audit Committee, Building/Site Committee, Community Reinvestment Act/Fair Lending Committee, Investment Committee, Salary and Personnel Committee, Steering Committee, Trust Committee and Trust Investment Review Committee.

         The Asset/Liability Management Committee consists of seven members:
Thomas F. Chambers, Thomas C.G. Coyle, William R. Harner, E. William Johnson, Gayle Marshall Johnson, Charles W. LeMaster and Donald S. Smith. This Committee is comprised of Board members and senior officers whose responsibilities are to manage the balance sheet of the Bank to maximize and maintain the spread between interest earned and interest paid while assuming acceptable business risks and ensuring adequate liquidity. This Committee held no meetings during 1997.

         The Audit Committee consists of five members: Guy Gary Chicchirichi, Francis M. Frye, E. William Johnson, Minnie R. Mentzer and Donald S. Smith. The purpose of the Audit Committee is to meet with the internal auditor to discuss and review audit procedures and results. The auditing department consists of one full-time employee with the responsibility to administer internal audit procedures on a regular basis. During 1997, the Audit Committee held five meetings.

         The Building/Site Committee consists of eight members: John P. Burns, Jr., Robert W. Butler, Thomas C.G. Coyle, Francis M. Frye, William R. Harner, Charles W. LeMaster, John C. Skinner, Jr. and Donald S. Smith. The Building/Site Committee is charged with making recommendations and decisions regarding proper repair and maintenance of the Bank's real property. The Committee held four meetings in 1997.

         The Community Reinvestment Act (CRA)/Fair Lending Committee consists of eight members: John P. Burns, Jr., Thomas F. Chambers, William H. Chesley, Jr., Guy Gary Chicchirichi, William R. Harner, E. William Johnson, Charles W. LeMaster and Pamela W. Stevens. The CRA/Fair Lending Committee is responsible for recommending to the Board of Directors policies that address fair lending concerns and the requirements of the CRA. Fair lending concerns are directed at preventing lending practices that discriminate either overtly or that have the effect of discrimination. The Community Reinvestment Act requires that banks meet the credit needs of their communities, including those of low and moderate income borrowers. This Committee held no meetings in 1997.

         The Investment Committee consists of seven members: John P. Burns, Jr., Guy Gary Chicchirichi, William R. Harner, E. William Johnson, Charles W. LeMaster, Minnie R. Mentzer and Donald S. Smith. The Investment Committee recommends investment policies to the Board and reviews investments as necessary. On most occasions the entire Board acts as the Committee. The Investment Committee held one meeting in 1997.

         The Salary and Personnel Committee consists of seven members: Guy Gary Chicchirichi, Thomas C.G. Coyle, Francis M. Frye, William R. Harner, Charles W. LeMaster, Minnie R. Mentzer and Donald S. Smith. The Salary and Personnel Committee's responsibilities include evaluating staff performance and requirements, reviewing salaries, and making necessary recommendations to the Board regarding these responsibilities. The Committee held three meetings in 1997. Neither of the executive officers who serve on this Committee makes recommendations or participates in meetings relating to his own salary. See "Salary and Personnel Committee Report on Executive Compensation."

         The Steering Committee consists of twelve members: John P. Burns, Jr., Robert W. Butler, Thomas F. Chambers, Francis M. Frye, William R. Harner, Robert
L. Hersey, Gayle Marshall Johnson, Charles W. LeMaster, Minnie R. Mentzer, James
E. Senseney, John C. Skinner, Jr. and Donald S. Smith. The Steering Committee held no meetings in 1997. This Committee reviews and evaluates operating procedures, interest rates charged on loans and interest rates being paid on deposits.

         The Trust Committee consists of six members: Robert W. Butler, Thomas C.G. Coyle, Robert L. Hersey, Charles W. LeMaster, James E. Senseney and John C. Skinner, Jr. The Trust Committee is responsible for the general supervision of the fiduciary activities performed by the Trust and Financial Services Division in order to ensure proper administration of all aspects of the Bank's fiduciary business. It sets forth prudent policies and guidelines under which the department can fulfill its fiduciary responsibilities in a timely and efficient manner and meet state and federal regulatory requirements. The Committee makes periodic reports to the Board of Directors and oversees the activities of the Trust Investment Review Committee. The Trust Committee held sixteen regular meetings in 1997.

         The Trust Investment Review Committee, consisting of three trust officers and one director (Robert L. Hersey, Betty A. Braxton, David S. Smith and Robert W. Butler), meets regularly to review investments in trust accounts and to determine that these investments remain within the guidelines of the account. This Committee held eight meetings during 1997.

         Neither Potomac nor the Bank has a nominating committee. Rather, the Board of Directors of each selects nominees to fill vacancies on the Board.

         The Board of Directors of Potomac met for four regular quarterly meetings in 1997. The Board of Directors of the Bank holds regular weekly meetings each Tuesday and special meetings from time to time as required. During 1997, the Bank Board held 52 regular meetings. During the year, each of the Directors attended at least 75% of all meetings of the Boards of Potomac and the Bank and all Committees of the Board of the Bank on which they served.

MANAGEMENT NOMINEES TO THE BOARD OF POTOMAC

         The management nominees for the Board of Directors are:

                              SERVED AS      FAMILY
                               DIRECTOR     RELATION-        YEAR
                                  OF        SHIP WITH      IN WHICH
                               POTOMAC        OTHER          TERM        PRINCIPAL OCCUPATION OR
NOMINEES                AGE     SINCE       NOMINEES        EXPIRES      EMPLOYMENT LAST FIVE YEARS
John P. Burns, Jr.       56      1994         None            2001       Owner/Operator of a beef &
                                                                         grain farm in Jefferson
                                                                         County, West Virginia;
                                                                         President-Jefferson County
                                                                         Fair Association; Director-
                                                                         Valley Farm Credit


Charles W. LeMaster      56      1994         None            2001       Employed at Bank since 1983;
                                                                         President & CEO since 1991;
                                                                         former member of Jefferson
                                                                         County Board of Education;
                                                                         President and CEO of Potomac
                                                                         since 1994.

                              SERVED AS     FAMILY
                               DIRECTOR    RELATION-        YEAR
                                  OF       SHIP WITH      IN WHICH
NOMINEES                       POTOMAC      OTHER           TERM         PRINCIPAL OCCUPATION OR
(CONTINUED)             AGE     SINCE      NOMINEES        EXPIRES       EMPLOYMENT LAST FIVE YEARS
Minnie R. Mentzer        81      1994        None            2001        Retired owner of Myers Coal
                                                                         Company; President-Jefferson
                                                                         County Youth Board; former
                                                                         member of Citizens Advisory
                                                                         Committee for Jefferson County,
                                                                         West Virginia.

James E. Senseney        84      1994        None            2001        Retired from J.E. Senseney &
                                                                         Sons, Inc. (Western Auto Franchisee),
                                                                         Jefferson County, West Virginia.


DIRECTORS CONTINUING TO SERVE UNEXPIRED TERMS

                              SERVED AS      FAMILY
                               DIRECTOR     RELATION-     YEAR
                                  OF        SHIP WITH   IN WHICH
                               POTOMAC        OTHER       TERM        PRINCIPAL OCCUPATION OR
DIRECTORS               AGE     SINCE        NOMINEES    EXPIRES      EMPLOYMENT LAST FIVE YEARS
Robert W. Butler         74      1994          None       1999        Owner of Warm Spring Farm & Orchard,
                                                                      Jefferson  County, West Virginia;
                                                                      retired from Stauffer Chemical Company.

Guy Gary Chicchirichi    56      1994          None       1999        Secretary/Treasurer-Guy's
                                                                      Buick-Pontiac-Oldsmobile-GMC Truck,
                                                                      Inc., Jefferson County, West Virginia;
                                                                      charter member of Charles Town Rotary
                                                                      Club.

Thomas C.G. Coyle        69      1994          None       1999        Retired owner/operator of Riddleberger's
                                                                      Store, Jefferson County, West Virginia;
                                                                      Trustee and active Elder-Charles Town
                                                                      Presbyterian Church; Director-Edge Hill
                                                                      Cemetery.

Francis M. Frye          71      1994          None       1999        Retired owner/operator of Ranson Real
                                                                      Estate Company, Jefferson County, West
                                                                      Virginia.

William R. Harner        57      1994          None       2000        Employed at Bank since 1967; Sr. Vice
                                                                      President & Cashier since 1988; Sr. Vice
                                                                      President and Secretary of Potomac since
                                                                      1994.

E. William Johnson       53      1994          None       2000        Chair-Division of Business and Social
                                                                      Sciences and Professor-Shepherd College,  Jefferson
                                                                      County, West Virginia; Director-Jefferson
                                                                      Memorial Hospital.

                              SERVED AS     FAMILY
                               DIRECTOR    RELATION-       YEAR
                                 OF        SHIP WITH     IN WHICH
DIRECTORS                      POTOMAC       OTHER         TERM        PRINCIPAL OCCUPATION OR
(CONTINUED)             AGE     SINCE       NOMINEES      EXPIRES      EMPLOYMENT LAST FIVE YEARS
John C. Skinner, Jr.     56      1994         None         2000        Attorney, owner of Nichols &
                                                                       Skinner,  L.C.,  Jefferson County,
                                                                       West Virginia; Bank attorney
                                                                       since 1986; Potomac attorney since
                                                                       1994.

Donald S. Smith          69      1994         None         2000        Employed at Bank 1947 to 1991;
                                                                       President 1978 to 1991 (retired);
                                                                       Vice President and Assistant
                                                                       Secretary of Potomac since 1994.

PRINCIPAL HOLDERS OF VOTING SECURITIES

         The following shareholder beneficially owns more than 5% of Potomac Common Stock as of February 24, 1998:

     NAME OF                   AMOUNT AND NATURE OF
 BENEFICIAL OWNER              BENEFICIAL OWNERSHIP     PERCENT OF COMMON STOCK

Virginia F. Burns
Rt 2 Box 132
Charles Town WV  25414-9632   44,480 shares; Direct              7.4133

OWNERSHIP OF SECURITIES BY NOMINEES, DIRECTORS AND OFFICERS

         The following table shows the amount of Potomac's outstanding Common Stock beneficially owned by nominees, directors and principal officers of Potomac individually and as a group. The information is furnished as of February 24, 1998, on which date 600,000 shares were outstanding.

                                 AMOUNT AND NATURE OF
      NOMINEES                   BENEFICIAL OWNERSHIP    PERCENT OF COMMON STOCK

John P. Burns, Jr.                 100 shares  (1,3)*             .0167
Rt 1 Box 296                     1,495 shares  (2,4)*             .2492
Charles Town WV  25414-9769         12 shares    (5)*             .0020

Charles W. LeMaster              3,805 shares  (1,3)*             .6342
PO Box 207                       1,000 shares  (2,4)*             .1667
Shepherdstown WV  25443-0207

Minnie R. Mentzer                4,326 shares  (1,3)*             .7210
PO Box 84
Harpers Ferry WV  25425-0084

James E. Senseney                8,000 shares  (1,3)*            1.3333
117 Eastland Drive               1,720 shares  (2,4)*             .2867
Charles Town WV  25414-9718         96 shares    (5)*             .0160

 DIRECTORS (NON-NOMINEES)        AMOUNT AND NATURE OF
 (CONTINUED)                     BENEFICIAL OWNERSHIP    PERCENT OF COMMON STOCK

Robert W. Butler                  2,300 shares (1,3)*             .3833
635 S Samuel Street                  96 shares (2,4)*             .0160
Charles Town WV  25414-1141       1,416 shares   (5)*             .2360

Guy Gary Chicchirichi             1,550 shares (1,3)*             .2583
Rt 1 Box 38
Charles Town WV  25414-9704

Thomas C.G. Coyle                   784 shares (1,3)*             .1307
Rt 3 Box 252                      1,641 shares   (5)*             .2735
Kearneysville WV  25430-9439

Francis M. Frye                   2,611 shares (1,3)*             .4352
400 Forrest Avenue                  262 shares   (5)*             .0437
Charles Town WV  25414-1408

William R. Harner                    50 shares (1,3)*             .0083
141 Tuscawilla Hills              1,350 shares (2,4)*             .2250
Charles Town WV  25414-3535

E. William Johnson                  325 shares (1,3)*             .0542
869 Deer Mountain Estates            50 shares (2,4)*             .0083
Harpers Ferry WV  25425

John C. Skinner, Jr.                936 shares (1,3)*             .1560
PO Box 133                        1,946 shares (2,4)*             .3243
Charles Town WV  25414-0133       1,014 shares   (5)*             .1690

Donald S. Smith                   2,400 shares (1,3)*             .4000
PO Box 264                        3,500 shares   (5)*             .5833
Charles Town WV  25414-0264


                                  AMOUNT AND NATURE OF
 OFFICERS (NON-NOMINEES)          BENEFICIAL OWNERSHIP   PERCENT OF COMMON STOCK

Gayle Marshall Johnson              408 shares (1,3)*             .0680
PO Box 1028                         100 shares (2,4)*             .0167
Charles Town WV  25414-7028

                                AMOUNT AND NATURE OF
                                BENEFICIAL OWNERSHIP   PERCENT OF COMMON STOCK

All nominees, Directors &       27,595 shares (1,3)*             4.5992
principal officers as a group    7,757 shares (2,4)*             1.2928
(13 persons)                     7,941 shares   (5)*             1.3235
                                -------------                    ------
                                43,293 shares                    7.2155
Total                           =============                    ======


--------------------------------------------------------------------------------

* 1 indicates sole voting power, 2 indicates shared voting power, 3 indicates sole investment power, 4 indicates shared investment power, 5 indicates indirect ownership by spouse or minor child.

EXECUTIVE COMPENSATION

         Potomac's officers did not receive compensation as such during 1997. The following table sets forth the annual and long-term compensation for services in all capacities to the Bank for the fiscal years ended December 31, 1997, 1996 and 1995 of the chief executive officer. No officer had total annual salary and bonus exceeding $100,000. Neither Potomac nor the Bank has any stock option plans, employee stock ownership plans or other employee benefit plans except for the pension plan described in this Proxy Statement.

                           SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM COMPENSATION
                                                               --------------------------------------
                                   ANNUAL COMPENSATION                  AWARDS                PAYOUTS
                               ---------------------------     -------------------------      -------
                                                   OTHER                      SECURITIES
                                                   ANNUAL      RESTRICTED       UNDER-                     OTHER
                                                   COMPEN-       STOCK          LYING          LTIP        COMPEN-
NAME AND                       SALARY     BONUS    SATION       AWARD(S)       OPTIONS/       PAYOUTS      SATION
PRINCIPAL POSITION     YEAR      ($)       ($)       ($)           ($)         SARS (#)         ($)          ($)
------------------------------------------------------------------------------------------------------------------
Charles W. LeMaster    1997    79,822      N/A        0            N/A           N/A            N/A           0
President and CEO
                       1996    76,366      N/A        0            N/A           N/A            N/A           0

                       1995    73,701      N/A        0            N/A           N/A            N/A           0

                               PENSION PLAN TABLE

                                         YEARS OF SERVICE
               ---------------------------------------------------------------------
REMUNERATION       5          10          15           20          25           30
               ---------------------------------------------------------------------
   $10,000     $  760     $ 1,520     $ 2,280      $ 3,040      $ 3,800      $ 3,800
    15,000      1,260       2,520       3,780        5,040        6,300        6,300
    20,000      1,760       3,520       5,280        7,040        8,800        8,800
    25,000      2,260       4,520       6,780        9,040       11,300       11,300
    30,000      2,760       5,520       8,280       11,040       13,800       13,800
    40,000      3,760       7,520      11,280       15,040       18,800       18,800
    50,000      4,760       9,520      14,280       19,040       23,800       23,800
    60,000      5,760      11,520      17,280       23,040       28,800       28,800
    70,000      6,760      13,520      20,280       27,040       33,800       33,800
    80,000      7,760      15,520      23,280       31,040       38,800       38,800

         The Bank's retirement plan is The West Virginia Bankers' Association Retirement Plan for Employees of Member Banks. This is a defined benefit plan under which benefits are determined based on an employee's average annual compensation for any five consecutive full calendar years of service which produce the highest average. An employee is any person (but not including a person acting only as a director) who is regularly employed on a full-time basis. An employee becomes eligible to participate in the plan upon completion of at least one year of service and attainment of age 21.

         Normal retirement is at age 65 with the accrued monthly benefit determined on actual date of retirement. An employee may take early retirement from age 60 and the accrued monthly benefit as of the normal retirement date is actuarially reduced. There is no reduction if an employee is 62 years of age and has 30 years service.

         Compensation covered by the pension plan is based upon total pay. Effective for plan years beginning after December 31, 1993, the Internal Revenue Code (the Code) prohibits compensation in excess of $150,000 (as indexed) to be taken into account in determining one's pension benefit.

         As of December 31, 1997, the current credited years of service and projected estimated annual benefit under the pension plan (assuming that he continues employment, the plan is not terminated or amended, current compensation increases under the plan's assumptions and that the maximum compensation allowed under the Code does not exceed $150,000) for the following officer is:

       NAME             CURRENT SERVICE                PROJECTED ANNUAL PENSION

Charles W. LeMaster         22 years                             $31,752

SALARY AND PERSONNEL COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Salary and Personnel Committee is comprised of seven members: Guy Gary Chicchirichi, Thomas C.G. Coyle, Francis M. Frye, William R. Harner, Charles W. LeMaster, Minnie R. Mentzer and Donald S. Smith. The Salary and Personnel Committee reviews and recommends to the board changes to the compensation levels of all executive officers of the Bank. The Committee seeks to attract and retain highly capable and well-qualified executives and to compensate executives at levels commensurate with their amount of service to the Bank. The Committee met once to review and approve the Bank's 1997 compensation levels. The Bank's Chief Executive Officer and the Senior Vice President review each executive officer's compensation and make recommendations to the Committee. The Committee reviews these recommendations and independently evaluates each executive's job performance and contribution to the Bank. The Committee also considers the inflation rate and the compensation levels of executive officers holding similar positions with the Bank's competitors. For instance, the Committee compares the compensation levels of its executive officers with the levels, when known, of such institutions as Bank One, F&M Blakeley, Jefferson Security Bank, Blue Ridge Bank and One Valley Bank of Martinsburg. Compensation levels for executives of the Bank are competitive when compared to these institutions.

         Compensation for the Chief Executive Officer and the Senior Vice President is determined in essentially the same way as for other executives. Although the Chief Executive Officer's compensation is not tied to any performance goals of the Bank, the Committee does consider the Bank's profitability for the prior fiscal years. Charles W. LeMaster serves on the Committee and is the Bank's Chief Executive Officer; however, he does not make any recommendations relating to his salary and is not present at Committee meetings when his compensation is being discussed.

         The Senior Vice President's compensation also is not tied to any performance goals of the Bank. William R. Harner serves on the Committee and is Senior Vice President of the Bank; however, he does not make any recommendations relating to his salary and is not present at Committee meetings when his compensation is being discussed.

         Neither Potomac nor Bank of Charles Town currently has any employment agreements with any employees.

         The Internal Revenue Code disallows deductions of compensation exceeding $1,000,000 for certain executive compensation. The Committee has not adopted a policy in this regard because none of the Bank's executives received compensation approaching the $1,000,000 level.

         This report should not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Potomac specifically incorporates this report by reference, and shall not otherwise be filed under such Acts. This report is submitted by:

                                Guy Gary Chicchirichi
                                Thomas C.G. Coyle
                                Francis M. Frye
                                William R. Harner
                                Charles W. LeMaster
                                Minnie R. Mentzer
                                Donald S. Smith

PERFORMANCE GRAPH

         The following graph compares the yearly percentage change in Potomac's (and prior to Potomac's formation, the Bank's) cumulative total shareholder return on Common Stock for the five-year period ending December 31, 1997, with the cumulative total return of the Media General Index (SIC Code Index 6712 - Bank Holding Companies). Shareholders may obtain a copy of the index by calling Media General Financial Services, Inc. at telephone number (800) 446-7922. There is no assurance that Potomac's stock performance will continue in the future with the same or similar trends as depicted in the graph.

         The information used to determine Potomac's cumulative total shareholder return on its Common Stock is based upon information furnished to Potomac or the Bank by one or more parties involved in purchases or sales of Potomac's (and prior to its formation, the Bank's) Common Stock. NO ATTEMPT WAS MADE BY POTOMAC OR THE BANK TO VERIFY OR DETERMINE THE ACCURACY OF THE REPRESENTATIONS MADE TO POTOMAC OR THE BANK.

         The graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Potomac specifically incorporates this graph by reference, and shall not otherwise be filed under such Acts.

                   [Graph Appears Here -- Plot Points Below]

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                  OF COMPANY, INDUSTRY INDEX AND BROAD MARKET

                                                FISCAL YEAR ENDING
                              ---------------------------------------------------------
COMPANY                       1992    1993       1994       1995       1996       1997
POTOMAC BANCSHARES, INC.      100    104.03     134.89     140.35     135.42     160.52
INDUSTRY INDEX                100    134.67     146.57     218.03     315.12     440.49
BROAD MARKET                  100    114.79     113.84     147.60     178.25     231.46

                                       11

COMPENSATION OF DIRECTORS

         Directors of Potomac were not compensated as such during 1997. Directors of the Bank are compensated at the rate of $150 for each regular board meeting attended. They are additionally compensated $85 for each committee meeting attended. Directors who are operating officers of the Bank are not compensated for Committee meetings attended.

CERTAIN TRANSACTIONS WITH DIRECTORS, OFFICERS AND THEIR ASSOCIATES

         Potomac and the Bank have had, and expect to have in the future, transactions in the ordinary course of business with Directors, officers, principal shareholders and their associates. All of these transactions remain on substantially the same terms, including interest rates, collateral and repayment terms on the extension of credit, as those prevailing at the same time for comparable transactions with unaffiliated persons, and in the opinion of management of Potomac and the Bank, did not involve more than the normal risk of collectibility or present other unfavorable features.

         Nichols and Skinner, L.C., a law firm in which Director John C. Skinner, Jr. is a shareholder, performed legal services for the Bank and Potomac in 1997 and will perform similar services in 1998. On the basis of information provided by Mr. Skinner, it is believed that less than five percent of the gross revenues of this law firm in 1997 resulted from payment for legal services by Potomac and the Bank. In the opinion of Potomac and the Bank, the transactions with Nichols and Skinner, L.C., were on terms as favorable to Potomac and the Bank as they would have been with third parties not otherwise affiliated with Potomac or the Bank.

         2.  RATIFICATION OF SELECTION OF AUDITORS

         The Board of Directors has selected the firm of Yount, Hyde & Barbour, P.C. to serve as independent auditors for Potomac for the calendar year 1998. Although the selection of auditors does not require shareholder ratification, the Board of Directors has directed that the appointment of Yount, Hyde & Barbour, P.C. be submitted to the shareholders for ratification. If the shareholders do not ratify the appointment of Yount, Hyde & Barbour, P.C., the Board will consider the appointment of other auditors. Potomac is advised that no member of this accounting firm has any direct or indirect material interest in Potomac, or any of its subsidiaries.

         A representative of Yount, Hyde & Barbour, P.C., will be present at the Annual Meeting to respond to appropriate questions and to make a statement if he so desires. The enclosed proxy will be voted "FOR" the ratification of the selection of Yount, Hyde & Barbour, P.C., unless otherwise directed. The affirmative vote of a majority of the shares of Potomac's Common Stock represented at the Annual Meeting of Shareholders is required to ratify the appointment of Yount, Hyde & Barbour, P.C.

       FORM 10-KSB ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION

         Upon written request by any shareholder to Gayle Marshall Johnson, Vice President and Chief Financial Officer, Potomac Bancshares, Inc., 111 East Washington Street, PO Box 906, Charles Town, West Virginia 25414-0906, a copy of Potomac's 1997 Annual Report on Form 10-KSB will be provided without charge.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires Potomac's Directors and executive officers, and persons who own more than ten percent of a registered class of Potomac's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of Potomac. Officers, Directors and shareholders owning more than ten percent are required by SEC regulation to furnish Potomac with copies of all Section 16(a) forms which they file.

         To Potomac's knowledge, based solely upon review of the copies of such reports furnished to Potomac and written representations that no other reports were required, during the two fiscal years ended December 31, 1997, all Section 16(a) filing requirements applicable to its officers, Directors and persons owning more than ten percent were complied with.

                                OTHER INFORMATION

         If any of the nominees for election as Directors should be unable to serve as Directors by reason of death or other unexpected occurrence, a proxy will be voted for a substitute nominee or nominees designated by the Board of Potomac unless the Board of Directors adopts a resolution pursuant to the Bylaws reducing the number of Directors.

         The Board of Directors is unaware of any other matters to be considered at the meeting but, if any other matters properly come before the meeting, persons named in the proxy will vote such proxy in accordance with their judgment on such matters.

SHAREHOLDER PROPOSAL FOR 1999

         Any shareholder who wishes to have a proposal placed before the next Annual Meeting of Shareholders must submit the proposal to William R. Harner, Senior Vice President and Secretary of Potomac, at its executive offices, no later than November 27, 1998, to have it considered for inclusion in the proxy statement of the Annual Meeting in 1999.

                                       Charles W. LeMaster
                                       President

Charles Town, West Virginia
March 27, 1998

                            POTOMAC BANCSHARES, INC.
       111 EAST WASHINGTON STREET, PO BOX 906, CHARLES TOWN WV 25414-0906

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 28, 1998

         KNOW ALL PERSONS BY THESE PRESENTS, That the undersigned shareholder(s) of Potomac Bancshares, Inc. ("Potomac"), Charles Town, West Virginia, does (do) hereby nominate, constitute and appoint Donald S. Smith and James E. Senseney, or any one of them, with full power to act alone as my (our) true and lawful attorney(s) with full power of substitution for me (us) in my (our) name, place and stead to vote all the Common Stock of Potomac, standing in my (our) name on its books at the close of business on March 20, 1998, at the Annual Meeting of Shareholders of Potomac Bancshares, Inc., called for and to be held at the Bavarian Inn and Lodge, Shepherdstown, West Virginia, on April 28, 1998, at 10:30 a.m., and at any and all adjournments of said meeting, with all the powers the undersigned would possess if personally present, as follows:

         1. ELECTION OF DIRECTORS. For the election of the four persons listed below for a three year term:

                     John P. Burns, Jr.       Minnie R. Mentzer
                     Charles W. LeMaster      James E. Senseney

                     [  ]  FOR ALL OF THE ABOVE LISTED NOMINEES

                     [  ]  DO NOT VOTE FOR ANY OF THE ABOVE LISTED NOMINEES

                     [  ]  FOR ALL OF THE NOMINEES LISTED ABOVE EXCEPT THOSE FOR
                           WHOM I CHOOSE TO WITHHOLD TO VOTE FOR AS LISTED
                           BELOW:

                         _______________________________________

         2. A proposal to ratify the appointment by the Board of Directors of Yount, Hyde & Barbour, P.C., as independent Certified Public Accountants for the year 1998.

                  [  ]  FOR        [  ]  AGAINST        [  ] ABSTAIN

         3. Any other business which may be brought before the meeting or any adjournment thereof.

         Unless otherwise specified on this Proxy, the shares represented by this Proxy will be voted "FOR" the propositions listed above and described more fully in the Proxy Statement of Potomac Bancshares, Inc., distributed in connection with this Annual Meeting. If any shares are voted cumulatively for the election of Directors, the Proxies, unless otherwise directed, shall have full discretion and authority to cumulate their votes and vote for less than all such nominees. If any other business is presented at said meeting, this Proxy shall be voted in accordance with recommendations of management.

         The Board of Directors recommends a vote "FOR" the listed propositions.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

                                       Dated: _________________________________

                                              _________________________________

                                              _________________________________
                                               (Signature(s) of Shareholder(s))

When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.